Exhibit 99.1

First Choice Bancorp Announces Second Quarter 2019 Financial Results

Current Quarter Highlights

●	Net income of $6.8 million, or $0.58 per diluted share
●	Net interest margin of 5.14%
●	Return on average assets and average equity of 1.73% and 10.86%
●	Total loans held for investment increased $62.4 million, or 19.6% annualized
●	Noninterest-bearing demand deposits increased $11.6 million and represented 43.6% of total deposits at June 30, 2019

Cerritos, CA, July 23, 2019 – First Choice Bancorp (NASDAQ: FCBP) (the "Company"), the holding company of First Choice Bank (the "Bank"), today reported net income of $6.8 million for the second quarter of 2019, or $0.58 per diluted share, compared to net income of $7.0 million, or $0.59 per diluted share, for the first quarter of 2019.

“We are pleased to deliver another strong quarter for our shareholders,” said Peter Hui, Chairman of the Board of the Company. “Combined with our historical dividends and our current stock buyback program, we believe our strong operating performance continues to enhance shareholder value.”

“Our larger scale and geographic presence are positively impacting our business development efforts and our ability to attract high quality customers to First Choice Bank,” said Robert M. Franko, President and CEO of the Company. “We also continue to see healthy economic conditions throughout our Southern California markets, which is producing solid loan demand. We had a strong quarter of loan originations that contributed to our annualized year-to-date loan growth rate of nearly 14%, with well-balanced production across our major lending areas. The combination of strong balance sheet growth, a core net interest margin of 4.96%, and disciplined expense management is driving improved efficiencies throughout the Company and producing a high level of return on assets and equity. We continue to closely monitor the Federal Reserve's management of interest rates in order to appropriately plan and execute our strategy for the remainder of the year.”

STATEMENT OF INCOME

Net Interest Income

Net interest income for the second quarter of 2019 totaled $18.8 million, a decrease of $356 thousand from $19.2 million for the first quarter of 2019 due to higher interest expense of $736 thousand, partially offset by higher interest income of $380 thousand. The increase in interest income was due to strong loan growth and one additional day in the second quarter compared to the first quarter of 2019. Average loans increased $53.4 million to $1.33 billion for the second quarter. The increase in interest expense is attributed to higher average interest-bearing liabilities, a higher overall cost of such funds, and one additional day in the second quarter. Average interest-bearing deposits and borrowings increased $75.7 million to support loan growth. Deposit interest expense increased $473 thousand, due mostly to the cost associated with an increase in brokered time deposits, and borrowings interest expense increased $263 thousand.

Net Interest Margin

Net interest margin for the second quarter of 2019 decreased 36 basis points to 5.14% from 5.50% for the first quarter of 2019 due to lower discount accretion and prepayment penalties on loans and higher funding costs. The loan yield decreased 20 basis points to 6.42% for the second quarter of 2019 from 6.62% for the first quarter of 2019 due to lower scheduled and accelerated accretion of discounts on loans and prepayment penalties of $655 thousand as shown in the table below. The cost of funds increased 18 basis points to 1.03% for the second quarter of 2019 compared to 0.85% for the first quarter of 2019 due in part to average brokered time deposits and borrowings representing a higher percentage of total average funding sources. Average brokered time deposits and total borrowings increased $67.9 million and $41.8 million and average interest-bearing nonmaturity deposits and average noninterest-bearing demand deposits decreased $14.2 million and $27.7 million. The cost of interest-bearing deposits increased 19 basis points to 1.58% due to the mix of deposits and the higher cost of such deposits. During the second quarter of 2019, average noninterest-bearing demand deposits totaled $534.2 million, or 43.6% of total deposits, compared to $561.9 million, or 46.1% of total deposits, for the first quarter of 2019. The total cost of deposits increased 14 basis points to 0.89% from 0.75%.

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The core net interest margin decreased 16 basis points to 4.96% for the second quarter compared to 5.12% for the first quarter of 2019 due to higher funding costs. The core loan yield increased 2 basis points to 6.23% for the second quarter compared to the first quarter of 2019. The following charts show how the net interest margin and loan yield are impacted by scheduled discount accretion on acquired loans and accelerated accretion and prepayment penalties from early loan payoffs for the periods indicated:

	Three Months Ended
	June 30, 2019		March 31, 2019		Variance
Net interest income and net interest margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
	(dollars in thousands)
As reported	$18,836	5.14%	$19,192	5.50%	$(356)	(0.36)%
Less: scheduled accretion income	499	0.14%	526	0.15%	(27)	(0.01)%
Less: accelerated accretion and prepayment penalties	155	0.04%	783	0.23%	(628)	(0.19)%
Core (non-GAAP)	$18,182	4.96%	$17,883	5.12%	$299	(0.16)%

	Three Months Ended
	June 30, 2019		March 31, 2019		Variance
Loan interest income and loan yield	Loan Interest Income	Loan Yield	Loan Interest Income	Loan Yield	Loan Interest Income	Loan Yield
	(dollars in thousands)
As reported	$21,344	6.42%	$20,916	6.62%	$428	(0.20)%
Less: scheduled accretion income	499	0.15%	526	0.17%	(27)	(0.02)%
Less: accelerated accretion and prepayment penalties	155	0.04%	783	0.24%	(628)	(0.20)%
Core (non-GAAP)	$20,690	6.23%	$19,607	6.21%	$1,083	0.02%

Noninterest Income

Noninterest income for the second quarter of 2019 was $2.3 million, an increase of $200 thousand from $2.1 million for the first quarter of 2019 due to higher gains on sale of SBA loans, service charges and fees on deposit accounts and net servicing fees, offset by lower other income. SBA loans sold totaled $16.4 million resulting in a gain on sale of loans of $1.3 million in the second quarter of 2019 compared to $18.6 million in SBA loans sold and a gain on sale of loans of $928 thousand in the first quarter of 2019. Other income for the first quarter of 2019 included a Bank Enterprise Award of $233 thousand from the U.S. Treasury’s Community Development Financial Institutions Fund to recognize the Bank's efforts in providing affordable housing development and small business loans within distressed communities; there was no similar income in the current quarter.

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Noninterest Expense

Noninterest expense decreased $95 thousand to $10.6 million for the second quarter of 2019 from $10.7 million for the first quarter of 2019. This decrease was due to lower occupancy and equipment expense of $442 thousand and lower deposit insurance and regulatory assessments of $75 thousand, offset by higher salaries and employee benefits of $634 thousand. The decrease in occupancy expenses was due to first quarter impairment charges related to the right-of-use assets for operating leases and fixed assets for the branch consolidations of $400 thousand; there were no impairment charges in the current quarter. The decrease in deposit insurance and regulatory assessments was due primarily to a decrease in FDIC assessment rates. The increase in salaries and employee benefits was due to higher commissions and incentives related to loan and deposit growth, higher salary expense attributed to additional staff, annual pay increases being included for a full quarter, and higher restricted stock expense, offset by lower payroll tax expense.

The operating efficiency ratio was 50.1% in the second quarter of 2019, compared with 50.2% in the first quarter of 2019.

Income Taxes

Income tax expense was $3.2 million for the second quarter of 2019, compared to $3.3 million for the first quarter of 2019. The effective tax rate was at 31.9% for the second quarter of 2019 and 31.7% for the first quarter of 2019. The effective tax rate for the full year of 2019 is expected to be approximately 31.0%.

STATEMENT OF FINANCIAL CONDITION

Loan Portfolio

Total loans held for investment increased $62.4 million, or 4.90%, to $1.34 billion at June 30, 2019. The increase was driven by new loan commitments across most of the Company's major lending areas of $135.2 million, including $72.2 million in construction and commercial real estate loans, $41.3 million in commercial and industrial loans, and $21.7 million in SBA loans.

Deposits

Total deposits increased $40.7 million, or 3.3%, to $1.26 billion at June 30, 2019 due to higher noninterest-bearing demand deposits of $11.6 million and higher time deposits of $51.4 million, partially offset by lower interest-bearing non-maturity deposits of $22.3 million. Brokered time deposits increased $52.0 million to $152.3 million, of which $134.5 million are callable or mature within six months. Noninterest-bearing deposits totaled $547.4 million and represented 43.6% of total deposits at June 30, 2019 compared to $535.9 million and 44.1% of total deposits at March 31, 2019.

Credit Quality

Non-performing loans totaled $2.7 million at June 30, 2019 and $1.7 million at March 31, 2019, and represented 0.15% and 0.10% of total assets. Net recoveries for the second quarter of 2019 were $77 thousand, or 0.02% of average loans on an annualized basis, compared to net recoveries of $20 thousand for the first quarter of 2019.

Loan delinquencies (30-89 days) totaled $909 thousand, or 0.07% of total loans held for investment at June 30, 2019, compared to $2.6 million, or 0.20% of total loans held for investment at March 31, 2019.

The Company recorded a provision for loan losses of $550 thousand for the second quarter of 2019. The provision for loan losses related primarily to net loan portfolio growth. The allowance for loan losses represented 0.90% of total loans held for investment and 449.9% of nonperforming loans at June 30, 2019, compared with 0.90% and 684.2% at March 31, 2019. At June 30, 2019, the net carrying value of acquired loans totaled $304.0 million and included a remaining net discount of $8.1 million. Such discount is available to absorb losses on the acquired loans and represented 0.60% of total gross loans held for investment.

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CAPITAL POSITION

Capital Ratios

At June 30, 2019, the Bank exceeded all regulatory capital requirements under Basel III and was considered to be a “well-capitalized” financial institution.

Bank Only	June 30, 2019 Preliminary	December 31, 2018
Total Capital (to Risk-Weighted Assets)	14.09%	14.18%
Tier 1 Capital (to Risk-Weighted Assets)	13.15%	13.26%
CET1 Capital (to Risk-Weighted Assets)	13.15%	13.26%
Tier 1 Capital (to Average Assets)	12.55%	12.03%

Stock Repurchase Program

During the second quarter of 2019, the Company repurchased 12,824 shares at an average price of $21.30 and a total cost of $273 thousand under the stock repurchase program announced in December 2018. For the six months ended June 30, 2019, the Company repurchased 328,770 shares at an average price of $21.54 and a total cost of $7.1 million. The remaining number of shares authorized to be repurchased under this program was 834,947 shares at June 30, 2019.

Timing of Dividend Declarations

Beginning with the second quarter of 2019, the Company has moved up the timing of the release of its quarterly financial results. Accordingly, any announcement of quarterly dividend declarations is no longer expected to coincide with the release of quarterly financial results.

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of, and the registered bank holding company for, First Choice Bank. As of June 30, 2019, First Choice Bancorp had total consolidated assets of $1.73 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small-to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a specialization in providing financial solutions for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through 9 full-service branches, and 2 lending offices located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with GAAP. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance, permit investors to effectively analyze financial trends of our business activities, and enhance comparability with peers across the financial services sector. These non-GAAP financial measures are not a substitute for GAAP measures and should be read in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

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Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and tax rates. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company's earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

Contacts

First Choice Bancorp

Robert M. Franko, 562.345.9241

President & Chief Executive Officer

or

Lynn M. Hopkins, 562.263.8327

Executive Vice President & Chief Financial Officer

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First Choice Bancorp and Subsidiary

Financial Highlights and Selected Ratios (unaudited):

	At or for the Three Months Ended			At or for the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(dollars in thousands, except per share amounts)
Total interest and dividend income	$22,219	$21,839	$12,915	$44,058	$24,104
Total interest expense	3,383	2,647	2,096	6,030	3,733
Net interest income	18,836	19,192	10,819	38,028	20,371
Provision for loan losses	550	350	320	900	520
Net interest income after provision for loan losses	18,286	18,842	10,499	37,128	19,851
Total noninterest income	2,322	2,122	787	4,444	1,356
Total noninterest expense	10,605	10,700	6,325	21,305	13,008
Income before taxes	10,003	10,264	4,961	20,267	8,199
Income taxes	3,192	3,256	1,526	6,448	2,385
NET INCOME	$6,811	$7,008	$3,435	$13,819	$5,814

Total assets	$1,730,433	$1,649,759	$962,686	$1,730,433	$962,686
Total loans held for investment	1,336,015	1,273,577	783,487	1,336,015	783,487
Total deposits	1,255,878	1,215,170	784,957	1,255,878	784,957
Noninterest-bearing deposits	547,434	535,867	211,611	547,434	211,611
Dividends declared per common share	$0.20	$0.20	$0.20	$0.40	$0.40
Net income per share-diluted	$0.58	$0.59	$0.47	$1.17	$0.80
Return on average assets	1.73%	1.87%	1.48%	1.80%	1.29%
Return on average equity	10.86%	11.45%	12.55%	11.15%	10.80%
Return on average tangible common equity (1)	15.89%	16.89%	12.55%	16.38%	10.80%
Net interest margin	5.14%	5.50%	4.73%	5.32%	4.56%
Core net interest margin (1)	4.96%	5.12%	4.32%	5.04%	4.34%
Average loan yield	6.42%	6.62%	6.17%	6.52%	5.87%
Core average loan yield (1)	6.23%	6.21%	5.70%	6.21%	5.63%
Cost of deposits	0.89%	0.75%	0.98%	0.82%	0.89%
Cost of funds	1.03%	0.85%	1.03%	0.94%	0.94%
Efficiency ratio (1)	50.1%	50.2%	54.5%	50.2%	59.9%
Noninterest-bearing deposits to total deposits	43.6%	44.1%	27.0%	43.6%	27.0%
Equity to assets ratio	14.69%	15.04%	11.30%	14.69%	11.30%
Tangible common equity ratio (1)	10.57%	10.72%	11.30%	10.57%	11.30%
Book value per share	$21.65	$21.30	$15.00	$21.65	$15.00
Tangible book value per share (1)	$14.87	$14.45	$15.00	$14.87	$15.00

(1)	Non-GAAP measure. See GAAP to non-GAAP reconciliation.

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First Choice Bancorp and Subsidiary

Condensed Consolidated Balance Sheets (unaudited)

	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands, except per share amounts)
ASSETS
Cash and due from banks	$9,340	$10,352	$17,874
Interest-bearing deposits at other banks	228,263	197,330	176,502
Federal funds sold	—	3,000	3,000
Total cash and cash equivalents	237,603	210,682	197,376
Investment securities, available-for-sale	28,558	29,064	29,543
Investment securities, held-to-maturity	5,076	5,311	5,322
Equity securities, at fair value	2,647	2,590	2,538
Restricted stock investments, at cost	12,927	12,867	12,855
Loans held for sale	8,428	18,147	28,022
Total loans held for investment	1,336,015	1,273,577	1,250,981
Allowance for loan losses	(12,053)	(11,426)	(11,056)
Total loans held for investment, net	1,323,962	1,262,151	1,239,925
Accrued interest receivable	5,643	5,560	5,069
Premises and equipment	1,742	1,673	1,973
Servicing asset	3,482	3,351	3,186
Deferred taxes	6,625	6,875	8,666
Goodwill	73,425	73,425	73,425
Core deposit intangible	6,183	6,380	6,576
Other assets	14,132	11,683	8,025
TOTAL ASSETS	$1,730,433	$1,649,759	$1,622,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$547,434	$535,867	$546,713
Money market, interest checking and savings	400,943	423,220	465,123
Time deposits	307,501	256,083	240,503
Total deposits	1,255,878	1,215,170	1,252,339
Short term borrowings	195,000	160,000	104,998
Senior secured debt	12,800	14,200	8,450
Other liabilities	12,634	12,254	8,645
Total liabilities	1,476,312	1,401,624	1,374,432
Total shareholders’ equity	254,121	248,135	248,069
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,730,433	$1,649,759	$1,622,501

Shares outstanding	11,737,441	11,650,020	11,726,074
Book value per share	$21.65	$21.30	$21.16
Tangible book value per share (1)	$14.87	$14.45	$14.33

(1) Non-GAAP measure. See GAAP to non-GAAP reconciliation.

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Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2019	March 31, 2019	June 30, 2018	2019	2018
	(dollars in thousands, except per share amounts)
INTEREST and DIVIDEND INCOME
Interest and fees on loans	$21,344	$20,916	$12,320	$42,260	$22,941
Interest on investment securities	215	236	233	451	472
Interest on deposits in financial institutions	454	445	294	899	554
Dividends on FHLB and other stock	206	242	68	448	137
Total interest and dividend income	22,219	21,839	12,915	44,058	24,104
INTEREST EXPENSE
Interest on savings, interest checking and money market accounts	1,254	1,239	969	2,493	1,788
Interest on time deposits	1,463	1,005	919	2,468	1,535
Interest on borrowings	666	403	208	1,069	410
Total interest expense	3,383	2,647	2,096	6,030	3,733
Net interest income	18,836	19,192	10,819	38,028	20,371
Provision for loan losses	550	350	320	900	520
Net interest income after provision for loan losses	18,286	18,842	10,499	37,128	19,851
NONINTEREST INCOME
Gain on sale of loans	1,271	928	448	2,199	695
Service charges and fees on deposit accounts	564	540	208	1,104	423
Net servicing fees	287	234	126	521	279
Other income (loss)	200	420	5	620	(41)
Total noninterest income	2,322	2,122	787	4,444	1,356
NONINTEREST EXPENSE
Salaries and employee benefits	6,857	6,223	3,482	13,080	7,502
Occupancy and equipment	987	1,429	575	2,416	1,101
Data processing	639	604	448	1,243	869
Professional fees	426	419	378	845	682
Office, postage and telecommunications	255	272	193	527	385
Deposit insurance and regulatory assessments	120	195	86	315	197
Loan related	71	214	101	285	185
Customer service related	273	477	101	750	241
Merger, integration and public company registration costs	—	—	356	—	730
Amortization of core deposit intangible	197	196	—	393	—
Other expenses	780	671	605	1,451	1,116
Total noninterest expense	10,605	10,700	6,325	21,305	13,008
Income before taxes	10,003	10,264	4,961	20,267	8,199
Income taxes	3,192	3,256	1,526	6,448	2,385
Net income	$6,811	$7,008	$3,435	$13,819	$5,814

Net income per share-diluted	$0.58	$0.59	$0.47	$1.17	$0.80
Weighted average shares - diluted	11,675,057	11,813,018	7,214,473	11,741,910	7,207,295

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First Choice Bancorp and Subsidiary

Average Balance Sheets and Yield Analysis

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost
Interest-earning assets:	(dollars in thousands)
Loans (1)	$1,334,188	$21,344	6.42%	$1,280,743	$20,916	6.62%	$801,342	$12,320	6.17%
Investment securities	36,337	215	2.37%	37,094	236	2.58%	38,153	233	2.45%
Due from banks	83,183	442	2.13%	80,800	427	2.14%	74,325	294	1.59%
Federal funds sold/resale agreements	2,018	12	2.39%	3,000	18	2.43%	—	—	—%
FHLB and other bank stock	13,932	206	5.93%	13,891	242	7.07%	4,071	68	6.70%
Total interest-earning assets	1,469,658	22,219	6.06%	1,415,528	21,839	6.26%	917,891	12,915	5.64%

Noninterest-earning assets	110,082			107,736			10,875
Total assets	$1,579,740			$1,523,264			$928,766

Interest-bearing liabilities:
Interest checking	$111,116	$298	1.08%	$118,882	$309	1.05%	$141,598	$407	1.15%
Money market accounts	271,067	900	1.33%	271,980	868	1.29%	151,248	455	1.21%
Savings accounts	28,825	56	0.78%	34,357	62	0.73%	50,978	107	0.84%
Time deposits	150,601	674	1.80%	170,365	730	1.74%	170,148	738	1.74%
Brokered time deposits	128,555	789	2.46%	60,699	275	1.84%	52,801	181	1.37%
Total interest-bearing deposits	690,164	2,717	1.58%	656,283	2,244	1.39%	566,773	1,888	1.34%
Short term and other borrowings	77,442	484	2.51%	36,123	230	2.58%	35,724	167	1.86%
Senior secured notes	12,398	182	5.89%	11,901	173	5.90%	3,218	41	5.11%
Total interest-bearing liabilities	780,004	3,383	1.74%	704,307	2,647	1.52%	605,715	2,096	1.39%

Noninterest-bearing liabilities:
Demand deposits	534,192			561,868			209,009
Other liabilities	13,882			8,921			4,229
Shareholders’ equity	251,662			248,168			109,813

Total liabilities and shareholders’ equity	$1,579,740			$1,523,264			$928,766

Net interest spread		$18,836	4.32%		$19,192	4.74%		$10,819	4.25%
Net interest margin			5.14%			5.50%			4.73%

Total deposits	$1,224,356	$2,717	0.89%	$1,218,151	$2,244	0.75%	$775,782	$1,888	0.98%
Total funding sources	$1,314,196	$3,383	1.03%	$1,266,175	$2,647	0.85%	$814,724	$2,096	1.03%

(1) Average loans include net discounts and net deferred fees. Interest income on loans includes $236 thousand, $231 thousand, and $142 thousand related to the accretion of net deferred loan fees and $760 thousand, $984 thousand, and $989 thousand related to accretion of discounts for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018.

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First Choice Bancorp and Subsidiary

Average Balance Sheets and Yield Analysis (continued)

	Six Months Ended June 30,
	2019			2018
	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost
Interest-earning assets:	(dollars in thousands)
Loans (1)	$1,307,613	$42,260	6.52%	$787,892	$22,941	5.87%
Investment securities	36,714	451	2.48%	38,826	472	2.45%
Due from banks	81,998	869	2.14%	70,712	554	1.58%
Federal funds sold/resale agreements	2,506	30	2.41%	—	—	—%
FHLB and other bank stock	13,912	448	6.49%	4,002	137	6.90%
Total interest-earning assets	1,442,743	44,058	6.16%	901,432	24,104	5.39%

Noninterest-earning assets	108,915			10,275
	$1,551,658			$911,707

Interest-bearing liabilities:
Interest checking	$114,978	$607	1.06%	$166,302	$912	1.11%
Money market accounts	271,521	1,768	1.31%	121,362	619	1.03%
Savings accounts	31,575	118	0.75%	60,243	257	0.86%
Time deposits	160,429	1,404	1.76%	147,198	1,186	1.62%
Brokered time deposits	94,814	1,064	2.26%	52,201	349	1.35%
Total interest-bearing deposits	673,317	4,961	1.49%	547,306	3,323	1.22%
Short term and other borrowings	56,897	714	2.53%	41,735	356	1.71%
Senior secured notes	12,151	355	5.89%	2,176	54	5.00%
Total interest-bearing liabilities	742,365	6,030	1.64%	591,217	3,733	1.27%

Noninterest-bearing liabilities:
Demand deposits	547,954			207,887
Other liabilities	11,415			3,994
Shareholders’ equity	249,924			108,609

Total liabilities and shareholders’ equity	$1,551,658			$911,707

Net interest spread		$38,028	4.52%		$20,371	4.12%
Net interest margin			5.32%			4.56%

Total deposits	$1,221,271	$4,961	0.82%	$755,193	$3,323	0.89%
Total funding sources	$1,290,319	$6,030	0.94%	$799,104	$3,733	0.94%

(1) Average loans include net discounts and deferred costs. Interest income on loans includes $467 thousand and $172 thousand related to the accretion of net deferred loan fees and $1.7 million and $1.2 million related to accretion of discounts for the six months ended June 30, 2019 and 2018.

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First Choice Bancorp and Subsidiary

Loan Composition

	June 30, 2019		March 31, 2019		December 31, 2018
	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total
	(dollars in thousands)
Construction and land development	$196,034	14.7%	$185,798	14.6%	$184,177	14.7%
Real estate:
Residential	51,512	3.9%	54,841	4.3%	57,443	4.6%
Commercial real estate - owner occupied	180,161	13.5%	186,696	14.7%	179,494	14.3%
Commercial real estate - non-owner occupied	404,177	30.2%	382,115	30.0%	401,665	32.2%
Commercial and industrial	332,709	24.9%	307,175	24.1%	281,718	22.5%
SBA loans	171,300	12.8%	156,781	12.3%	146,462	11.7%
Consumer	159	—%	163	—%	159	—%
Total loans held for investment, net of discounts	$1,336,052	100.0%	$1,273,569	100.0%	$1,251,118	100.0%
Net deferred loan costs(fees)	(37)		8		(137)
Total loans held for investment	$1,336,015		$1,273,577		$1,250,981
Allowance for loan losses	(12,053)		(11,426)		(11,056)
Total loans held for investment, net	$1,323,962		$1,262,151		$1,239,925

Total loans held for investment

	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Gross loans held for investment (1)	$1,347,687	$1,285,699	$1,263,891
Unamortized net discounts(2)	(11,635)	(12,130)	(12,773)
Net unamortized deferred origination costs(fees)	(37)	8	(137)
Total loans held for investment	$1,336,015	$1,273,577	$1,250,981

(1)	Gross loans includes purchased credit impaired loans with a net carrying value of $2.3 million, or 0.17% of gross loans at June 30, 2019, $2.6 million, or 0.20% of gross loans at March 31, 2019, and $2.6 million, or 0.21% of gross loans at December 31, 2018.

(2)	Unamortized net discounts include discounts related to the retained portion of SBA loans and net discounts on Non-PCI acquired loans. At June 30, 2019 net discounts related to acquired loans of $8.1 million was associated with loans acquired in the PCB acquisition and expected to be accreted into interest income over a weighted average life of 5.3 years. At March 31, 2019 and December 31, 2018, net discounts related to acquired loans of $8.7 million and $9.5 million was associated with the PCB acquisition.

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First Choice Bancorp and Subsidiary

Allowance for Loan losses

	For the Three Months Ended			For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(dollars in thousands)
Balance, beginning of period	$11,426	$11,056	$10,010	$11,056	$10,497
Provision for loan losses	550	350	320	900	520
Charge-offs	(122)	(2)	(21)	(124)	(775)
Recoveries	199	22	67	221	134
Net recoveries (charge-offs)	77	20	46	97	(641)
Balance, end of period	$12,053	$11,426	$10,376	$12,053	$10,376

Annualized net recoveries (charge-offs) to average loans	0.02%	0.01%	0.02%	0.01%	(0.16)%

Credit Quality (1)

	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Accruing loans past due 90 days or more	$—	$—	$—
Non-accrual loans	2,504	1,091	1,128
Troubled debt restructurings on non-accrual	175	579	594
Total nonperforming loans	2,679	1,670	1,722
Foreclosed assets	—	—	—
Total nonperforming assets	$2,679	$1,670	$1,722
Troubled debt restructurings - on accrual	$720	$325	$327

Nonperforming loans as a percentage of total loans held for investment	0.20%	0.13%	0.14%
Nonperforming loans as a percentage of total assets	0.15%	0.10%	0.11%
Allowance for loan losses as a percentage of total loans held for investment	0.90%	0.90%	0.88%
Allowance for loan losses as a percentage of nonperforming loans	449.91%	684.19%	642.04%
Accruing loans held for investment past due 30 - 89 days	$909	$2,602	$484

(1) Excludes purchased credit impaired loans with a carrying value of $2.3 million, $2.6 million and $2.6 million at June 30, 2019 and March 31, 2019 and December 31, 2018.

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First Choice Bancorp and Subsidiary

GAAP to Non-GAAP Reconciliation

This press release contains certain non-GAAP financial disclosures for: (1) efficiency ratio, (2) adjusted efficiency ratio, (3) core net interest income, (4) core net interest margin, (5) core loan interest income, (6) core average loan yield, (7) adjusted net income, (8) adjusted return on average assets, (9) adjusted return on average equity, (10) return on average tangible common equity, (11) adjusted return on average tangible common equity, (12) tangible common equity ratio, and (13) tangible book value per share. The Company believes the presentation of certain non-GAAP financial measures assists investors in evaluating our financial results. In particular, the use of return on average tangible common equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts. These non-GAAP measures should be taken together with the corresponding GAAP measures and should not be considered a substitute of the GAAP measures.

The tables below present the reconciliations of certain GAAP financial measures to the related non-GAAP financial measures:

	For the Three Months Ended			For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Efficiency Ratio	(dollars in thousands)
Noninterest expense (numerator)	$10,605	$10,700	$6,325	$21,305	$13,008
Less: merger, integration and public company registration costs	—	—	356	—	730
Adjusted noninterest expense (numerator)	$10,605	$10,700	$5,969	$21,305	$12,278

Net interest income	$18,836	$19,192	$10,819	$38,028	$20,371
Plus: Noninterest income	2,322	2,122	787	4,444	1,356
Total net interest income and noninterest income (denominator)	$21,158	$21,314	$11,606	$42,472	$21,727
Efficiency ratio (non-GAAP)	50.1%	50.2%	54.5%	50.2%	59.9%
Adjusted efficiency ratio (non-GAAP)	50.1%	50.2%	51.4%	50.2%	56.5%

Net Interest Margin
Net interest income	$18,836	$19,192	$10,819	$38,028	$20,371
Less: scheduled accretion income	499	526	—	1,025	—
Less: accelerated accretion and prepayment penalties	155	783	936	938	954
Core net interest income (non-GAAP)	$18,182	17,883	9,883	36,065	19,417

Average total interest-earning assets	$1,469,658	$1,415,528	$917,891	$1,442,743	$901,432
Net interest margin	5.14%	5.50%	4.73%	5.32%	4.56%
Core net interest margin (non-GAAP)	4.96%	5.12%	4.32%	5.04%	4.34%

Average loan yield
Loan interest income	$21,344	$20,916	$12,320	$42,260	$22,941
Less: scheduled accretion income	499	526	—	1,025	—
Less: accelerated accretion and prepayment penalties	155	783	936	938	954
Core loan interest income (non-GAAP)	$20,690	$19,607	$11,384	$40,297	$21,987

Average loan balance	$1,334,188	$1,280,743	$801,342	$1,307,613	$787,892
Average loan yield	6.42%	6.62%	6.17%	6.52%	5.87%
Core average loan yield (non-GAAP)	6.23%	6.21%	5.70%	6.21%	5.63%

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First Choice Bancorp and Subsidiary

GAAP to Non-GAAP Reconciliation (continued)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(dollars in thousands)
Return on Average Assets, Equity, Tangible Equity
Net income	$6,811	$7,008	$3,435	$13,819	$5,814
Add: After-tax merger, integration and public company registration costs	—	—	356	—	708
Adjusted net income (non-GAAP)	$6,811	$7,008	$3,791	$13,819	$6,522

Average assets	$1,579,740	$1,523,264	$928,766	$1,551,658	$911,707
Average shareholders’ equity	251,662	248,168	109,813	249,924	108,609
Less: Average intangible assets	79,731	79,928	—	79,829	—
Average tangible common equity (non-GAAP)	$171,931	$168,240	$109,813	$170,095	$108,609

Return on average assets	1.73%	1.87%	1.48%	1.80%	1.29%
Adjusted return on average assets (non-GAAP)	1.73%	1.87%	1.64%	1.80%	1.44%

Return on average equity	10.86%	11.45%	12.55%	11.15%	10.80%
Adjusted return on average equity (non-GAAP)	10.86%	11.45%	13.85%	11.15%	12.11%

Return on average tangible common equity (non-GAAP)	15.89%	16.89%	12.55%	16.38%	10.80%
Adjusted return on average tangible common equity (non-GAAP)	15.89%	16.89%	13.85%	16.38%	12.11%

	June 30, 2019	March 31, 2019	December 31, 2018
Tangible Common Equity Ratio/Tangible Book Value Per Share	(dollars in thousands, except per share amounts)
Shareholders’ equity	$254,121	$248,135	$248,069
Less: Intangible assets	79,608	79,805	80,001
Tangible common equity (non-GAAP)	$174,513	$168,330	$168,068

Total assets	$1,730,433	$1,649,759	$1,622,501
Less: Intangible assets	79,608	79,805	80,001
Tangible assets (non-GAAP)	$1,650,825	$1,569,954	$1,542,500

Equity to assets ratio	14.69%	15.04%	15.29%
Tangible common equity to tangible asset ratio (non-GAAP)	10.57%	10.72%	10.90%

Shares outstanding	11,737,441	11,650,020	11,726,074
Book value per share	$21.65	$21.30	$21.16
Tangible book value per share (non-GAAP)	$14.87	$14.45	$14.33

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